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Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66843 and No. 333-53486) and the related Prospectus and in the Registration Statements on Form S-8 (No. 333-66923, No. 333-85419 and No. 333-54982) pertaining to the 1995 Stock Option Plan, as amended, of DepoMed, Inc. of our report dated February 23, 2001, except for Note 10, as to which the date is March 29, 2001, with respect to the financial statements of DepoMed, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
March 29, 2001